Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-4
(Form Type)
RMG ACQUISITION CORP. III
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(f)(1)	76,642,902	$11.28(3)	$864,531,934.56	$110.20 per $1,000,000	$95,271.42
	Total Offering Amounts					$864,531,934.56		$95,271.42
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$95,271.42

(1)
The number of shares of common stock, par value $0.0001 per share, of the Surviving Corporation (as defined in the proxy statement/prospectus forming part of Surviving Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) (the “proxy statement/prospectus”) (“Surviving Corporation Common Stock”) being registered represents approximately 76,642,902 shares of Surviving Corporation Common Stock which will ultimately, as described further in the Agreement and Plan of Merger, dated May 9, 2023, by and between RMG III and H2B2 (the “Merger Agreement”) and the Registration Statement (each as defined below), be issued by the Surviving Corporation as follows: (a) 918,402 shares of Surviving Corporation Common Stock to be issued in exchange for 918,402 Class A ordinary shares, par value $0.0001 per share, of RMG Acquisition Corp. III (“RMG III” and, such shares, “RMG III Class A Shares”), (b) 724,500 shares of Surviving Corporation Common Stock to be issued in exchange for 9,660,000 public warrants of RMG III (“RMG III Public Warrants”), each representing the right to receive 0.075 shares of Surviving Corporation Common Stock pursuant to the Warrant Amendment (as defined in the proxy statement/prospectus) and (c) 75,000,000 shares of Surviving Corporation Common Stock to be issued in exchange for securities of H2B2 Electrolysis Technologies, Inc. (“H2B2”), assuming a Closing Date Purchase Price (as defined in the proxy statement/prospectus) equal to $750,000,000, pursuant to the Merger Agreement.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($11.28) and low ($11.28) prices of the RMG III Class A Shares on the Nasdaq Capital Market on July 3, 2023, a recent date for which the reported high and low prices of the RMG III Class A Shares were available prior to the initial filing of the Registration Statement (and such date being within five (5) business days of the date that the Registration Statement was first filed with the U.S. Securities and Exchange Commission). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.